UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2014

BNC BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3980 Premier Drive
High Point, North Carolina 27265
(Address of principal executive offices)
(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On June 4, 2014, BNC Bancorp (the “Company”), and Harbor Bank Group, Inc. (“Harbor”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Harbor will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into the Company, so that the Company is the surviving corporation in the merger (the “Merger”). Harbor National Bank, a nationally chartered commercial bank and a wholly owned subsidiary of Harbor (“Harbor Bank”), will be merged with and into Bank of North Carolina, a wholly owned subsidiary of the Company (the “Bank”) as soon as practicable following the Merger. The Company and Harbor anticipate that the Merger will close in the fourth quarter of 2014, subject to customary closing conditions, including regulatory approval and approval of Harbor’s shareholders.
At the effective time of the Merger, each share of common stock of Harbor issued and outstanding immediately before the effective time (the “Harbor Common Stock”), except for shares of Harbor Common Stock owned by Harbor, the Bank or the Company (other than certain trust account shares), will be converted into 0.950 shares of the Company’s common stock (the “Company Common Stock”). In the event that the 20-day volume weighted average price per share of Company Common Stock (“VWAP”) ending on the second to last trading day prior to the closing of the Merger is less than $16.85, then each share of Harbor Common Stock will be converted into and exchanged for the right to receive 0.950 shares of Company Common Stock plus cash in the amount equal to the difference between $16.00 and 0.950 multiplied by the VWAP. Notwithstanding the foregoing, the aggregate amount of cash consideration to be paid by the Company shall not exceed $5.0 million. In event that the VWAP is greater than $18.00, then each share of Harbor Common Stock shall be converted into and exchanged for the right to receive the number of shares of Company Common Stock as determined by adding $17.10 with the VWAP less $18.00 and multiplying the sum by 0.60 and dividing this amount by the VWAP.

Any holder of Harbor Common Stock who perfects such holders’ dissenters’ rights of appraisal in accordance with and as contemplated by the South Carolina Business Corporation Act (the “SCBCA”) shall be entitled to receive the value of such shares in cash as determined pursuant to the provisions of the SCBCA.

The Merger Agreement requires Harbor to call a meeting of its shareholders for the purpose of obtaining the requisite shareholder approval required in connection with the Merger.
The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company, at or before the effective time, of certain conditions, including, but not limited to, (i) each member of the Harbor board of directors (the “Harbor Board”) having executed and delivered a support agreement to the Company; (ii) each member of the Harbor Board of having executed and delivered a nonsolicitation agreement to the Company; and (iii) each member of the Harbor Board and the board of directors of Harbor Bank having submitted their resignations to be effective as of the effective time.

The Merger Agreement includes detailed representations, warranties and covenants of the Company and Harbor and termination provisions customary for transactions of this type. From the date of the Merger Agreement to the effective time of the Merger, Harbor has agreed to, among other things, conduct its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees. Harbor has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Harbor and it has agreed to certain restrictions on its ability to respond to such proposals, as more fully described in the Merger Agreement.
The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate. In addition, the assertions embodied in those representations, warranties and covenants are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as the actual state of facts at the time they were made or otherwise.
Additional Information
In connection with the proposed mergers, the Company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Harbor and a Prospectus of the Company, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company, may be obtained after its filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed by the Company with the SEC may be obtained on the Company’s website at www.bncbancorp.com.

The Company, Harbor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Harbor’s shareholders in connection with these transactions. Information about the directors and executive officers of the Company, Harbor and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statements/Prospectus. Information regarding the Company’s executive officers and directors can be found in the Company’s definitive proxy statement in connection with its 2014 Annual Meeting of Shareholders filed with the SEC on April 10, 2014. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.
Item 7.01     Regulation FD Disclosure.
On June 5, 2014, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
On June 5, 2014, the Company issued a presentation for investors in connection with the Company’s execution of the Merger Agreement with Harbor Bank. A copy of that presentation is attached hereto as Exhibit 99.2.
The information provided pursuant to this Item 7.01 is to be considered “furnished” pursuant to Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such report or filing.
Forward-looking Statements
The Current Report on Form 8-K (this “Report”) contains forward-looking statements relating to the financial condition and business of the Company and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of the Company, and the information available to management at the time that this Report was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the mergers: (i) ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by Harbor shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Charleston, SC, MSA (iii) greater than expected costs or difficulties related to the integration of Harbor; (iv) unexpected deposit attrition, customer loss or revenue loss following the Merger; (v) the failure to retain or hire key personnel; and (vi) ability to meet closing conditions under the Merger Agreement. Additional factors affecting the Company and the Bank are discussed in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review the Company’s SEC filings at www.sec.gov. The Company does not undertake a duty to update any forward-looking statements made in this Report.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.        Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 4, 2014, by and between the Company and Harbor Bank Group, Inc.

99.1	Press Release dated June 5, 2014, announcing the execution of the Merger Agreement.

99.2	Investor Presentation dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2014

BNC BANCORP

By:	/s/ David B. Spencer
Name:	David B. Spencer
Its:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX
Exhibit No.        Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 4, 2014, by and between the Company and Harbor Bank Group, Inc.

99.1	Press Release dated June 5, 2014, announcing the execution of the Merger Agreement.

99.2	Investor Presentation dated June 5, 2014.